                                                                    EXHIBIT 10.2

                                CONFORMED COPY
                                                                    24 June 2000

To:  The Directors
     The Wright Saddle Company Limited
     Triumph Road
     Nottingham
     NG7 2GL


Dear Sirs

Offer to Sell

We Sturmey Archer Limited ("the Vendor") and Derby Cycle Corporation ("Derby") hereby offer to sell to you ("the Purchaser") and/or procure the sale to you of the assets and the business, described in the appendix to this letter ("the Terms and Conditions") as a going concern upon and subject to the terms therein set out ("this Offer to Sell"). The Terms and Conditions are expressly and specifically incorporated into this Offer to Sell and shall accordingly constitute the terms and conditions of the agreement constituted by acceptance of this Offer to Sell in accordance with the terms hereof.

The offer shall remain open for acceptance until midnight on 24 June 2000 and in consideration of the sum of (Pounds)1 paid by the Purchaser to the Vendor, the receipt of which the Vendor acknowledges, will not be revoked or amended before that time. This Offer to Sell may only be accepted verbally by Mr Colin Bateman stating to Gary Matthews of Derby, that the Purchaser accepts this Offer, ("the Acceptance Requirement") which shall constitute the unconditional and irrevocable acceptance of this Offer to Sell in accordance with the Terms and Conditions and this Offer to Sell shall be accepted when the Acceptance Requirement is satisfied.

Acceptance shall constitute an agreement by the Purchaser to assume and discharge the various obligations which this Offer to Sell provides shall be assumed and discharged by the Purchaser.

Completion will take place after acceptance in accordance with the terms and conditions of the Offer to Sell.

                                       1
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The Offer to Sell shall be governed by and construed in accordance with English
Law.

Yours faithfully



Director duly authorised

for and on behalf of

STURMEY ARCHER LIMITED



SIGNED by GARY MATTHEWS
Duly authorised to sign for and on behalf of Derby Cycle Corporation

                                       2
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                                    APPENDIX
                                    --------

                       TERMS AND CONDITIONS OF THE OFFER


1     Definitions and Interpretation

2     Sale of the Business and Assets

3     Liabilities

4     Consideration

5     Completion

6     Third Party Consents and Apportionments

7     Post Completion Matters

8     Value Added Tax

9     Outstanding Contracts and Orders

10    Employees

11    Confidential Information

12    Accuracy of Replies to Enquiries

Schedule 1

Schedule 2

Schedule 3

Schedule 4

                                       3
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1    Interpretation
     --------------

1.1 In this Offer and the Schedules (which are part of this Offer) the following words and expressions shall (save where the context otherwise requires) have the following meanings:

     "the Agreed Tax Liabilities" means the amount (if any of VAT and PAYE liability in each case arising in the ordinary course of and relating exclusively to the Business and which has accrued between respectively the end of the last VAT quarter date or PAYE month end and the Completion Date;

     "the Agreement" means the agreement effected by the Purchasers' acceptance of this Offer;

     "the Assets" means the goodwill and all the assets of the Business including the Properties as at the Transfer Date but excluding the Excluded Assets and including the entire issued share capital of Sturmey Archer Europa;

     "the Business" means the business of the manufacture and distribution of bicycle gears, hubs, spokes, nipples and engineering components at present carried on by the Vendor as at the Transfer Date;

     "Completion" means the date of satisfaction of the Conditions;

     "the Conditions" means:-

     (a)  the completion of an agreement of even date between (1) the Vendor and
          (2) Lenark Limited relating to the sale by the Vendor to Lenark Limited of the entire issued share capital of The Wright Saddle Company Limited; and

     (b) the production of the Deeds of Release in a form reasonably satisfactory to the Purchaser.

     "Confidential Information" means information (however stored) relating to or connected exclusively with the business, clients, customers, suppliers or financial or other affairs of the Company, details of which are not in the public domain including information concerning or relating to the Company intellectual property, any other property of the Company in the nature of intellectual property, any technical process, or the marketing of goods or services and any other matters concerning the clients, customers or suppliers of the Company;

     "the Consideration" the consideration payable for the assets and goodwill of the business set out at clause 2;

     "the Deeds of Release" the deed or deeds releasing the Assets from all mortgages or charges affecting them;

     "Due Diligence Responses" responses given by or on behalf of Vendor to the due Diligence questionnaires sent by or on behalf of Lenark Limited which are contained in a bundle the index to which has been initialled by or on behalf of the parties.

                                       4
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     "the Employees" means all those persons employed by the Vendor in the
     Business as at the Transfer Date;

     "the Excluded Assets" means those items details of which are set out in
     Schedule 2;

     "the Excluded Liabilities" means all liabilities save for the Transferred Liabilities;

     "the Licence" means the licence to be executed by the parties relating to the leasehold property in the agreed form;

     "the Nominated Account" means the Vendor's solicitors client account - Lloyds TSB Bank plc, Colmore Row, Birmingham, Sort Code: 30-00-03, A/c No:
     0660947, Account Name:  Wragge & Co Client A/c;

     "the Property" means the land and buildings more particularly described in
     Schedule 2;

     "Sturmey Archer Europa" means Sturmey Archer Europa BV, a private company with limited liability with registered office at Amsterdam and with its principal place of business at 1101 GE Amsterdam, Zuidoost Keinenbergweg 79, registered with the Chamber of Commerce for Amsterdam with number 33089939;

     "Subsidiary" means the company brief details of which are set out in Part II of Schedule 1;

     "the Transfer Date" means the close of business on the date of Completion;

     "the Transferred Liabilities" means those liabilities set out in Schedule
     3;

     "Vendors Solicitors" means Wragge & Co, 55 Colmore Row, Birmingham, B3 2AS.

1.2 The headings to the clauses are for convenience only and have no legal effect.

1.3
     (a) "Group" means in relation to a body corporate, such body corporate and all of it's subsidiaries and holding companies for the time being and any subsidiaries of such holding companies for the time being; and

     (b) "Group Company" means a member of a group; and

     (c) "subsidiary and holding Company" have the meanings given to them respectively by section 736 and 736(a) Companies Act 1985.

2    Sale of the Business and Assets
     -------------------------------

2.1 On and subject to the provisions of this Offer the Vendor shall sell and Derby shall procure the sale to the Purchaser of the Business as a going concern

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     together with the Assets and the Purchaser shall purchase the Business and the Assets from the Vendor.

2.2 The Excluded Assets shall be excluded from the sale and purchase referred to in clause 2.1.

2.3 The Vendor shall sell and Derby shall procure the sale of the Assets on the terms that they are free from all claims, liens, charges, encumbrances and equities and all other third party rights and also, but without prejudice to those terms, with full title guarantee.

3    Liabilities
     -----------

3.1 The Purchaser shall not assume by the acceptance of this Offer and nothing in this Offer shall operate to transfer to it or to make it responsible for any of the Excluded Liabilities and the Vendor and Derby hereby undertake to indemnify the Purchaser against all costs, claims, liabilities, actions, proceedings, losses, damages and expenses incurred by the Purchaser in relation thereto.

3.2 The Purchaser by acceptance of the Offer undertakes to the Vendor that it shall discharge or otherwise satisfy the Transferred Liabilities and shall indemnify the Vendor against all costs, claims, liabilities, actions, proceedings, losses, damages and expenses incurred by the Vendor in relation thereto.

4    Consideration
     -------------

4.1 The Consideration shall be the sum of (Pounds)176,035 which shall be satisfied by:

     (a) the release upon Completion by the Purchaser of the inter-company loan of (Pounds)176,025 from the Purchaser to the Vendor; and

     (b) the payment by the Purchaser to the Vendor upon Completion of the sum of (Pounds)10.

4.2 The parties hereby acknowledge that notwithstanding anything contained in form TR1 presented to HM Land Registry in respect of the transfer of the Property no other consideration will be due from the Purchaser to the Vendor.

5    Completion
     ----------

5.1 Completion shall take place at the offices of the Vendors Solicitors immediately following satisfaction of the Conditions when the following business shall be transacted:-

     (a) the Vendor shall give and Derby shall procure that the Vendor gives possession to the Purchaser of those Assets hereby agreed to be sold;

     (b) the Vendor shall deliver and Derby shall procure the delivery to the Purchaser duly executed assignments and transfers of such of the assets hereby agreed to be sold as are not transferable by delivery;

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     (c) the Vendor shall deliver and Derby shall procure delivery to the
         Purchaser all records relating exclusively to the Business in the Vendor's possession necessary to enable the Purchaser to carry on the Business in the ordinary course;

     (d) the Purchaser shall pay or discharge the Consideration;

     (e) the Vendor and Derby shall procure the transfer to the Purchaser of the entire issued share capital of Sturmey Archer Europa;

     (f) the Vendor and the Purchaser shall execute the Licence.

6    Third Party Consents and Apportionments
     ---------------------------------------

6.1 The Vendor and Derby shall use their best endeavours to obtain all necessary consents to the transfer to the Purchaser of all agreements and rights hereby agreed to be sold and pending such consents and insofar as the same may not be obtainable shall hold such agreements and rights in trust for the Purchaser.

6.2 The Vendor and Derby shall if requested by the Purchaser as and from or at any time after the Transfer Date act as agent of the Purchaser including the carrying on of the Business in the name of the Vendor or as the Purchaser shall direct and the Purchaser shall indemnify and keep the Vendor indemnified against all claims costs expenses and liabilities made against or incurred by the Vendor as agent of the Purchaser.

7    Post-Completion Matters
     -----------------------

7.1 Subject to clause 7.2, following Completion the Vendor shall wholly discontinue carrying on the Business and shall not thereafter carry on any similar trade or business to the intent that the Purchaser may carry on and continue the Business in succession to the Vendor.

7.2 Forthwith after Completion the Vendor shall dispatch to the suppliers and to the customers of the Business letters informing them of the sale hereby agreed to be made in a form to be agreed between the parties.

7.3 Notwithstanding Completion the Vendor and Derby shall from time to time execute and do or procure to be executed and done all documents acts and things as may be necessary or requisite effectually to vest in the Purchaser the assets hereby agreed to be sold and to give to the Purchaser the full benefit of this Agreement.

7.4 On receiving any notices correspondence information or enquiries in relation to the Business the Vendor and Derby shall forthwith pass the same to the Purchaser.

7.5 The Vendor and its auditors shall for a period of six years from Completion have reasonable access to any books of accounts ledgers files correspondence and documents in the possession of the Purchaser and relating to the Business prior to the Transfer Date.

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8    Value Added Tax
     ---------------

8.1 The Vendor and the Purchaser each confirm and warrant to the other that they are or will be at the Transfer Date registered for the purposes of Value Added Tax. The parties hereto are accordingly of the opinion that the sale and purchase hereby agreed upon is an exempt transaction under the provisions of Section 49 of the Value Added Tax Act 1994 and Article 5 of the Value Added Tax (Special Provisions) Order 1995. If notwithstanding the provisions referred to above any Value Added Tax shall be payable on the transfers the Purchaser shall pay to the Vendor an amount equal to the Value Added Tax charged together with all and any interest payable thereon and penalties attributable thereto upon the presentation of an appropriate Value Added Tax invoice.

9    Outstanding Contracts and Orders
     --------------------------------

9.1 The Vendor and Derby shall account to the Purchaser for any moneys received after the Transfer Date on account of contracts engagements or orders which are being taken over under this Agreement.

10   Employees
     ---------

10.1 In this clause:

     "claim" includes a claim by any Employee;

     "liability and liabilities" includes any award, compensation, damages, fine, loss, order, payment made by way of settlement, costs and expenses (including legal expenses on an indemnity basis) properly incurred in connection with a claim and also includes the costs and expenses of any investigation by the Equal Opportunities Commission, the Commission for Racial Equality, the Disability Rights Commission or any health and safety enforcement body and of implementing any requirements which may arise from any such investigation.

10.2 The Vendor and the Purchaser acknowledge and agree that under Transfer of Undertakings (Protection of the Employment) Regulations 1981 (as amended) ("the Regulations") the contracts of employment between the Vendor and the Employees will be deemed to have effect after Completion as if originally made between the Purchaser and the Employees.

10.3 On or as soon as practicable after Completion the Vendor and the Purchaser will jointly issue to each Employee a notice in a form to be agreed. The Vendor shall discharge all its obligations in respect of the Employees up to Completion and the Vendor and Derby shall indemnify the Purchaser against all liabilities arising from the Vendor's failure to do so and against any liability relating to an Employee which arises out of any act or omission by the Vendor or any other event, matter or circumstance occurring before Completion excluding:

     (a) any obligation in respect of the Employee's period of continuous employment (including, without limitation, an obligation to make any payment as a result of termination of employment which is calculated by reference of a period of employment with the Vendor as well as the period of employment with the Purchaser); and

     (b) any liability to any Employee set out in the Due Diligence Responses or incurred since the date of that information in the ordinary course of their employment with the Company.

10.4 The Purchaser shall on and from Completion perform and discharge all the obligations of the employer in relation to the Employees and shall indemnify the Vendor against all liabilities arising from the Purchaser's failure to do so. The Purchaser shall also indemnify the Vendor against any liability relating to an Employee which arises out of or in connection with:-

     (a) a change at or after Completion to any term of employment or working condition (including, without limitation, any term relating to an occupational pension scheme), or any proposal to make such a change including any proposal communicated before Completion directly or indirectly to an Employee or Employees representatives by the Purchaser or by the Vendor following information received from the Purchaser regarding such a proposal; or

     (b) the termination of his employment, or any other act or omission by the Purchaser prior to, at or after Completion or any other event, matter or circumstance occurring at or after Completion.

10.5 If the contract of employment of any Employee is found or alleged not to have effect after Completion as if originally made with the Purchaser or a consequence of the sale and purchase of the Business under this agreement other than by virtue of Regulation 5(4A) of the Regulations, the Purchaser agrees that: -

     (a) in consultation with the Vendor, it will, within seven days of being so requested by the Vendor (as long as the request is made no later than 14 days after the Vendor becomes aware of such finding or allegation), make to that Employee an offer in writing to employ him under a new contract of employment to take effect upon the termination referred to below; and

     (b) the offer to be made will be such that none of the terms and conditions of the new contract (other than any terms and conditions relating to the identity of the employer) will differ from the corresponding provision of the Employee's contract of employment immediately before Completion.

     Upon that offer being made (or at any time after the expiry of the seven days if the offer is not made as requested), the Vendor shall terminate the employment of the Employee concerned and the Purchaser shall indemnify the Vendor against any liability which arises out of or in connection with the employment of that Employee after Completion until such termination and against any liability which arises out of or in connection with such termination (provided that the Purchaser shall not be liable to the Vendor in respect of any liability or increase

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     in liability attributable to any change in the terms of employment of that
     Employee between Completion and such termination).

11   Confidential Information
     ------------------------

11.1 The Vendor and Derby hereby undertake with the Purchaser that:-

     (a) they shall not at any time after the date of this Agreement use or disclose to any person any Confidential Information and shall endeavour to prevent use or disclosure Confidential Information; and

     (b) if either of them have obtained trade secrets or other confidential information belonging to a third party under an agreement containing restrictions on disclosure they will not at any time infringe such restrictions.

11.2 The provisions of clause 11.1 shall not operate to prevent disclosure of Confidential Information by the Vendor and/or Derby:-

     (a) to a director, officer or employee of the Purchaser or of a Group Company acting in the proper course of his duties and whose function requires him to have the Confidential Information;

     (b) where it is required to be used or disclosed by law or any regulatory authority or stock exchange;

     (c) to an adviser for the purpose of advising the Vendor but only on terms that clause 11.1 applies (as modified by this clause 11.2) to use or disclosure by the adviser; or

     (d) which has become publicly known except as or result of the Vendor's breach of clause 11.1 or 11.2.

12   Accuracy of Replies to Enquiries
     --------------------------------

12.1 The Vendor and Derby jointly and severally warrant to the Purchaser that the Due Diligence Responses are true, and accurate and not misleading at the date of this Offer, and there has been no change of the debtors or creditors of the Business since the lists included in the Due Diligence Responses were made up other than changes arising in the ordinary and normal course of business.

12.2 The Vendor and Derby shall have no liability in respect of any claim brought for breach of the warranty in 12.1 above unless such claim is notified in writing to the Vendor within 24 months after the date of this Offer together with reasonable details of such claim.

12.3 The Vendor and Derby shall have no liability in respect of any claim by the Purchaser for a breach of the warranty in clause 12.1 unless the aggregate amount of all claims for breach of that warranty exceeds (Pounds)2,000 in which case the Vendor and Derby will be liable for the whole amount of the claim and not merely the excess.

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12.4 The aggregate liability of the Vendor in respect of all claims under this
     Offer shall in no circumstances exceed (Pounds)2,000,0000.

12.5 Nothing in this clause 12 or in the Offer shall operate to exclude the Vendor's and/or Derby's liability for fraud or fraudulent misrepresentation.
                                            11
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                                  Schedule 1
                                  ----------

                                 The Subsidiary
                                 --------------


A   J B Brooks and Company Limited

1   Registered number:                   00390534

2   Date of incorporation:               20/th/ October 1944

3   Place of incorporatio                United Kingdom

4   Authorised share capital             (Pounds)10,000

5   Issued share capital                 (Pounds)10,000

6   Registered office:                   Triumph Road, Nottingham, NG7 2GL

7   Principal business address:          As above

8   Directors:                           Colin Terence Bateman
                                         Paul Robert Smith

9   Secretary:                           Paul Robert Smith

10  Accounting reference date:           31/st/ December

11  Auditors: The company is dormant and in accordance with the provisions of section 252 of the Companies Act 1985 and a Special Resolution passed at an Annual General Meeting on 25/th/ March 1983, no auditors have been appointed.

12  Tax residence:                       England and Wales

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                                   Schedule 2
                                   ----------

                                    Property
                                    --------


1 The freehold property at Smethwick registered at HM Land Registry with title number WM679091.

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                                   Schedule 3
                                   ----------

                                Excluded Assets
                                ---------------

1   Cash in hand.

2   Cash at the bank.

3 The shares held by the Vendor in any other company other than the Subsidiary.

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                                   Schedule 4
                                   ----------

                          The Transferred Liabilities
                          ---------------------------

1   trade creditors.

2   The Agreed Tax Liabilities.

3   All liabilities relating to the Employees.